                                                                   EXHIBIT 10.10


                          RANGER AEROSPACE CORPORATION
                               CHAIRMAN AGREEMENT

                  THIS AGREEMENT is made as of April 2, 1998, between Ranger Aerospace Corporation, a Delaware corporation (the "Company"), Aircraft Services International Group, Inc. ("ASIG"), Tioga Capital Corporation ("Tioga"), and George Schwartz ("Executive").

                  The Company, ASIG and the Tioga desire to enter into an agreement pursuant to which the Executive shall serve as Chairman of both the Company and ASIG.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Chairman of the Board. The Company and ASIG hereby offer, and Executive hereby accepts, the position of Chairman upon the terms and conditions set forth in this Agreement.

                  2.  Position and Duties.

                  (a) During the Board Period, as defined in paragraph 4, Executive shall serve as Chairman of both the Company and ASIG and shall report to and receive direction from the Board.

                  (b) Executive shall devote his best efforts to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. The parties hereto acknowledge and agree that Executive will not devote 100% of his business efforts to matters pertaining to the Company and its Subsidiaries. During the Board Period, Executive shall present to the Company, the Board and to the chief executive officer of the Company every acquisition or investment opportunity in the aerospace and aviation industries, whether foreign or domestic, of which Executive becomes aware and desires to pursue. Executive may pursue any such opportunity (as investor or otherwise) unless the Board provides written notice to Executive within five business days after Executive has provided such opportunity to the Board that the Company intends to pursue such opportunity.

                  3.  Compensation.

                  (a) During the Board Period, Tioga shall be entitled to, and ASIG or the Company shall pay, a Chairman's fee of $150,000 per year for services Executive renders as Chairman, which shall adjust automatically on each anniversary hereof by the Consumer Price Index, and which the Board may elect, in its sole discretion, to increase at any time.

                  (b) Upon the occurrence of a Liquidity Event (provided that Executive has not breached the terms of this Agreement or any other agreement between Executive or Tioga on the one hand and the Company or ASIG on the other and has not been terminated for Cause), Tioga shall be


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entitled to, and Ranger or ASIG shall pay, a bonus of $1,350,000, which amount shall represent consideration and compensation for services rendered by Executive under the terms of this Agreement.

                  (c) In connection with future private placements of equity securities of the Company, the Company shall offer Tioga and/or Chairman the right to purchase shares of such equity securities, at the price and on other terms offered for sale by the Company pro rata (based on the aggregate fully diluted percentage of equity securities of the Company owned by such Persons up to an amount equal to the product determined below in this paragraph (c), and in connection therewith, the Company shall make additional loans to Tioga or Executive for the purpose of acquiring such equity, except that the Company shall not be obligated, under any circumstances, to loan Tioga and/or Executive, in the aggregate, an amount greater than an amount equal to the product of (i) $1,500,000 multiplied by (ii) a fraction, the numerator of which is the aggregate number of fully vested shares of Common Stock held by Executive and his Family Group (as defined in the Securityholders Agreement dated as of the date hereof) and the denominator of which is the aggregate number of fully vested shares of Common Stock, calculated on a fully-diluted basis, held by all employees of the Company and its Subsidiaries, Executive, and their respective Family Groups on such date. At any time prior to a Qualified Public Offering, in the event the Company offers common equity securities for sale to the Other Investors or any of them, at a price per share below the per share price paid by the Other Investors for common equity securities purchased under the Securities Purchase Agreement, Chairman shall have the right to purchase for cash at the same price and on the same terms his pro rata share (based on the percentage of the total common equity securities of the Company held by Chairman or his Family Group) of the securities offered by the Company; provided that if the Company offers common equity securities for sale only in connection with its offer of other securities of the Company, Chairman must also purchase his pro rata share of such other securities.

                  (d) ASIG shall reimburse Executive for all travel and other expenses reasonably incurred by Executive in the performance of his duties pursuant to this Agreement, provided that Executive provides ASIG with reasonable written documentation as required under ASIG's policies and procedures to support reimbursement.

                  (e) For a period of three years from the date hereof, Executive shall be entitled to receive health benefits and health, life and disability insurance at levels and coverage generally provided to senior executives at the Company, but shall receive no other benefits generally provided to senior executives at the Company.

                  (f) If the Company has terminated Executive as Chairman, other than for Cause, the Company or ASIG shall pay to Tioga (or such other person as Chairman may direct), as severance compensation, so long as Executive complies with the terms of this Agreement (including, without limitation paragraphs 5 and 6 hereof), an amount equal to the fee otherwise payable under paragraph 3(a) above. Such payment shall be made in twelve equal monthly installments and shall be subject to customary withholding taxes (if any).

                  4. Term. Executive shall serve as the Chairman for three (3) years from the date hereof (the "Board Period"). Subject to earlier termination as specifically provided in this Agreement, the Board Period shall be automatically extended for additional terms of one (1) year each, unless,






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by an action of a majority of the directors then on the Board (excluding
Executive), the Company notifies Executive of its election not to extend the Board Period in writing no less than ninety (90) days prior to the expiration of the then current term,. The Board Period shall terminate (the "Termination") prior to such date upon (i) Executive's resignation, death or Permanent Disability, (ii) upon the removal of the Executive for Cause or (iii) a Qualified Public Offering. The Board Period may be terminated, and the Executive may be removed as Chairman at any time (whether with or without Cause) at the option of the Board.

                  5. Confidentiality. Executive understands and agrees that the nature of the Company's business, including the Company's customer lists, business plans, budgets, contracts, personnel information, methods and systems used in conducting business, pricing policies, technical bulletins, manuals, profit and loss information and other related internal business information and trade secrets are all of a confidential nature and are valuable assets of the Company. Executive covenants and agrees, upon due termination of the Board Period for any reason, to immediately return to the Company all such confidential information and documents referred to in the preceding sentence (including any other trade secret information) and will not make copies of such materials. Further, Executive covenants and agrees that he will not at any time furnish, divulge or otherwise disclose such confidential information or material to anyone other than those within the Company authorized to receive information, and will not use such material and information against the best interest of the Company, except as required by law. In the event of any actual or threatened breach by Executive of the provisions of this confidentiality covenant, the Company shall be entitled to a temporary and/or permanent injunction from any court of competent jurisdiction, without posting bond or other security, restraining Executive from violating this confidentiality covenant. Nothing herein stated shall be construed as prohibiting the Company from pursuing any other remedies available to Company for such breach or threatened breach, including the recovery of damages from Executive.

                  6. Noncompete and Nonsolicitation. During the Board Period and for a period of eighteen (18) months after Executive's Termination (unless Executive has been terminated without Cause, in which case, during the Board Period and for a period of twelve(12) months thereafter) , Executive will not (for himself or on behalf of, or in conjunction with any other person or persons, limited liability company, partnership, proprietorship, corporation or other business entity), directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management, operation, consulting or control of, any business engaged in the Company's Business, and operating anywhere in North America, Continental Europe and the United Kingdom, Bahamas and any other country where the Company is operating or has a joint venture on the date of Executive's termination of employment. Notwithstanding anything contrary in this paragraph, this covenant not to compete shall not prohibit Executive from owning less than 2% of any class of stock in any publicly traded corporation provided that Executive has no rights or affiliation with such corporation other than his rights as a stockholder. In the event of any actual or threatened breach by Executive of the provisions of this non-competition covenant, the Company and/or ASIG shall, notwithstanding the provisions of paragraph 9(j), be entitled to a temporary and/or permanent injunction from any court of competent jurisdiction, without posting bond or other security, restraining Executive from owning, managing, operating, controlling, being employed by, participating in or being in any way so connected with any such business. Nothing herein stated shall be construed as prohibiting the Company and/or ASIG from pursuing any other remedies available to the Company and/or ASIG for such breach or threatened breach, including the recovery of damages from Executive.



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                  During the Board Period and for a period of eighteen (18)
months after Executive's Termination, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or its direct or indirect Subsidiaries, or in any way interfere with the relationship between the Company or its direct or indirect Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or its direct or indirect Subsidiaries at any time while Executive served as Chairman or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or its direct or indirect Subsidiaries to cease doing business with the Company or its direct or indirect Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its direct or indirect Subsidiaries (including, without limitation, making any negative statements or communications about the Company or the Company's stockholders, other directors or management).

                  If any one of the restrictions contained herein shall for any reason be held to be excessively broad as to duration or geographical area, it shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the extent compatible with applicable law.

                  7. Definitions.

                  "Board' means the Board of Directors of the Company.

                  "Cause" shall mean any of the following acts by Executive: (i) the commission of a felony or a crime involving moral turpitude (as determined by the Board in its good faith judgment) or any indictment for a felony or crime involving moral turpitude, (ii) the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (iii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iv) failure to perform duties as reasonably directed by the Board which failure is not cured within 15 days after written notice thereof to Executive, (v) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (vi) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.

                  Should the Company and Executive be unable to agree on whether or not the Executive's conduct, acts or omissions constitute Cause within thirty
(30)days after the Board Period and Executive's duties as Chairman have been terminated, the controversy as to whether Executive's conduct constitutes Cause (without regard to whether the Board acted in good faith) shall be settled by arbitration as provided in paragraph 9(j). Executive shall not be deemed to have been terminated for "Cause" without delivery to Executive of a written notice from the Company specifying in reasonable detail the facts and circumstances that are the basis for terminating the Board Period and Executive's duties as Chairman.

                  "Common Stock" shall mean any class of common stock of the Company, whether voting or nonvoting, issued and outstanding.



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                  "Company Stock" means the Company's Common Stock, Notes and
Preferred Stock.

                  "Company Business" shall include any business engaged in by the Company and/or ASIG at any time during the Board Period, including without limitation, ASIG's business of (a) providing fueling services at airports, (b) owning or operating fuel storage and distribution facilities, and (c) providing ground handling, baggage and supply services at airports.

                  "Independent Third Party" means any person (other than Chairman and all other executive employees of the Company and its Subsidiaries)
(i) who, immediately prior to the contemplated transaction, does not own Company Stock representing in excess of 5% of the Company's Voting Power, (ii) who is not controlling, controlled by or under common control with any such person, and
(iii) who is not the spouse or descendant (by birth or adoption) of any such person.

                  "Liquidity Event" means (i) a sale for cash of all or substantially all of the assets of the Company or ASIG to an Independent Third Party pursuant to which the holders of Company Stock receive cash or Readily Marketable Securities sufficient to return to the Other Investors in an amount in excess of the aggregate purchase price paid for Company stock under the Purchase Agreement plus $1,350,000, (ii) a recapitalization pursuant to which the Notes are repaid in full, the Preferred Stock is redeemed and the holders of Common Stock receive cash or Readily Marketable Securities sufficient to return to the Other Investors in an amount in excess of the aggregate purchase price paid for Company stock under the Purchase Agreement plus $1,350,000, (iii) a sale of all of the capital stock of the Company for cash or Readily Marketable Securities sufficient to return to the Other Investors in an amount in excess of the aggregate purchase price paid for Company stock under the Purchase Agreement, (iv) upon the termination of all holdback or standstill agreements entered into by the Company or the Other Investors in connection with the consummation of a Qualified Public Offering or (v) the Company Stock satisfying the Market Float Requirements.

                  "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  "Market Float Requirements" means that the Common Stock which has been registered and sold in one or more underwritten public offerings has an aggregate capitalization value in excess of $30,000,000 of Common Stock.

                  "Notes" means the subordinated notes issued by the Company under the Securities Purchase Agreement.

                  "Other Investors" means each of John Hancock Mutual Life Insurance Company and CIBC Wood Gundy Ventures, Inc., Gregory Engles and Randolph Street Partners, II.

                  "Permanent Disability" means a disability which, in the good faith judgment of the Board of Directors, renders Executive mentally incapacitated or physically disabled so that he is unable to engage in his usual duties for a period of ninety (90) days or more, whether consecutive or not, within any twelve (12) consecutive month period.



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                  "Preferred Stock" means the Series A Preferred Stock of the
Company, issued and outstanding.

                  "Qualified Public Offering" means the sale, in an underwritten public offering by the Company registered under the 1933 Act, of shares of Common Stock having an aggregate primary offering value of at least $30 million and a market valuation of the Common Stock that would, should the Company be liquidated, be sufficient to return to the Other Investors their investments made pursuant to the Securities Purchase Agreement plus $1,350,000.

                  "Readily Marketable Securities" means securities of any class which are freely tradeable without restriction, and of which securities of such class have been registered and sold in one or more underwritten public offerings and that at the time of determination have an aggregate market value in excess of $30,000,000.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement of even date between the Company and the other persons named therein.

                  "Securityholders Agreement" means the Securityholders Agreement of even date between the Company, John Hancock Mutual Life Insurance Company, CIBC Wood Gundy Ventures, Inc., the Danielle Schwartz Trust and certain other persons named therein.

                  "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

                  "Termination" has the meaning set forth in paragraph 4.

                  "Voting Power" means, with respect to each share of Company Stock as determined on a fully-diluted basis, one (1) vote per share with respect to each share of Class A Common Stock and each share of Class B Common Stock (whether designated as voting or nonvoting).

                  8. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  To the Company:

                  Ranger Aerospace Corporation
                  GSP International Airport
                  Box 12233
                  Greenville, SC  29612
                  Attention: Chief Financial Officer




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                  With copies (which shall not constitute notice) to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Attention:  William S. Kirsch, P.C.
                  Telephone:        (312) 861-2288
                  Facsimile:        (312) 861-2200


                  To ASIG:

                  Aircraft Service International Group, Inc.
                  8240 NW 52 Terrace, #200
                  Miami, FL  33166-7766
                  Telephone:        (305) 599-1600
                  Facsimile:        (305) 592-7864
                  Attention:  Chief Financial Officer


                  To Executive:

                  George Schwartz
                  Tioga Capital Corporation
                  644 Santa Helena
                  Solana Beach, CA  92075
                  Telephone:        (619) 481-5151
                  Facsimile:        (619) 481-8484

                  with a copy (which shall not constitute notice) to:

                  Gregory Keever, Esq.
                  Coudert Brothers
                  1055 West Seventh Street, 20th Floor
                  Los Angeles, CA 90017
                  Telephone:        (213) 891-0232
                  Facsimile:        (213) 689-4467

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S.
mail.



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                  9. General Provisions.

                  (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, ASIG and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

                  (e) Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company or its stockholders. All other questions con cerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

                  (f) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief (without posting any bond or deposit) from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement.

                  (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only by the written agreement of the Company and the Chairman.

                  (h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (i) Executive's Representations. Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement,




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instrument, order, judgment or decree to which Executive is a party or by which he is bound, (b) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

                  (j) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the requirements of the labor arbitration rules of the American Arbitration Association then in effect. Arbitration shall commence upon the appointment of arbitrators mutually agreeable to the parties and shall continue, without interruption unless required by arbitrator, with written decision of the arbitrator(s) to be issued within one-hundred fifty (150) days after filing a Notice of Arbitration. All expenses and fees incurred in the conduct of the arbitration shall be shared by Executive and ASIG. Each party shall bear its own respective attorneys' and other legal fees. Any decision, award or order by arbitration shall be binding upon the parties hereof.



                                     * * * *




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.


                                            RANGER AEROSPACE CORPORATION




                                            By:     /s/ STEPHEN D. TOWNES
                                               ---------------------------------
                                            Its:       President and CEO
                                                --------------------------------



                                            AIRCRAFT SERVICES INTERNATIONAL
                                            GROUP, INC.


                                            By:     /s/ STEPHEN D. TOWNES
                                               ---------------------------------
                                            Its:          President
                                                --------------------------------



                                            TIOGA CAPITAL CORPORATION

                                            By:     /s/ GEORGE B. SCHWARTZ
                                               ---------------------------------
                                            Its:          President
                                                --------------------------------
                                                    /s/ GEORGE B. SCHWARTZ
                                            ------------------------------------
                                            GEORGE SCHWARTZ